EXHIBIT 99.1

Savers Value Village, Inc. Announces Closing of Secondary Public Offering of Common Stock and Concurrent Share Repurchase

BELLEVUE, Wash. – May 16, 2025 – Savers Value Village, Inc. (the “Company”) (NYSE: SVV), the largest for-profit thrift operator in the United States (“U.S.”) and Canada for value priced pre-owned clothing, accessories and household goods, today announced the closing of the previously announced secondary offering (the “Offering”) of 15,000,000 shares of its common stock, par value $0.000001, of the Company (the “Common Stock”) offered by certain Ares Management Private Equity and Opportunistic Credit funds and accounts (the “Ares Selling Stockholders”) and the chief executive officer of the Company (the “Management Selling Stockholder” and, together with the Ares Selling Stockholders, the “Selling Stockholders”).

In addition, the Company purchased from the underwriters 2,258,132 shares of common stock as part of the Offering at a price per share equal to the price per share paid by the underwriters to the Selling Stockholders (the “Concurrent Share Repurchase”). The Company funded the Concurrent Share Repurchase from its existing cash on hand and it was not part of its existing share repurchase program authorized on November 9, 2023. The underwriters did not receive any compensation for the shares being repurchased by the Company.

The Company did not receive any proceeds from the sale of the shares by the Selling Stockholders.

J.P. Morgan, Jefferies, Goldman Sachs & Co. LLC and UBS Investment Bank are acting as the joint lead book-running managers and as representatives of the underwriters for the Offering. Baird, Piper Sandler and William Blair are also acting as book-running managers. KKR Capital Markets LLC and Loop Capital Markets are acting as co-managers for the Offering.

The Offering was made by means of a base prospectus and prospectus supplement (together, the “Prospectus”). A copy of the Prospectus relating to this Offering may be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by email at prospectuseq_fi@jpmorganchase.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com; Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, facsimile at (212) 902-9316 or by email at Prospectus-ny@ny.email.gs.com; or UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019 or by email at ol-prospectus-request@ubs.com.

A registration statement on Form S-3 relating to this Offering was declared effective by the Securities and Exchange Commission on May 14, 2025. A prospectus supplement relating to the Offering has also been filed with the Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About the Savers® Value Village® family of thrift stores

As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” or the negative of these terms or other comparable terminology. In particular, statements about future events and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2025 outlook or financial guidance, and industry outlook are forward-looking statements. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions, such as the macroeconomic pressures in Canada and/or the U.S., and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; the risks associated with conducting business internationally, including challenges related to serving customers that are international manufacturers and suppliers, such as transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized processing centers and other offsite processing locations; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe; outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; and each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media

Edelman Smithfield | 713.299.4115 | Savers@edelman.com

Savers | 206.228.2261 | sgaugl@savers.com

Investors

Ed Yruma

eyruma@savers.com